                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                    Gores Technology Partners Sponsor II LLC

Address of Joint Filer:                 c/o Gores Technology Partners II, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301

Relationship of Joint Filer to Issuer:  10% Owner, Director

Issuer Name and Ticker or               Gores Technology Partners II, Inc.
Trading Symbol:                         (GTPB)

Date of Event Requiring Statement:      03/11/2021
(Month/Day/Year)

Designated Filer:                       Gores Technology Partners Sponsor II LLC

Name of Joint Filer:                    AEG Holdings, LLC

Address of Joint Filer:                 c/o Gores Technology Partners II, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301

Relationship of Joint Filer to Issuer:  10% Owner, Director

Issuer Name and Ticker or               Gores Technology Partners II, Inc.
Trading Symbol:                         (GTPB)

Date of Event Requiring Statement:      03/11/2021
(Month/Day/Year)

Designated Filer:                       Gores Technology Partners Sponsor II LLC

Name of Joint Filer:                    Alec Gores

Address of Joint Filer:                 c/o Gores Technology Partners II, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301

Relationship of Joint Filer to Issuer:  10% Owner, Director

Issuer Name and Ticker or               Gores Technology Partners II, Inc.
Trading Symbol:                         (GTPB)

Date of Event Requiring Statement:      03/11/2021
(Month/Day/Year)

Designated Filer:                       Gores Technology Partners Sponsor II LLC